UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with an accredited investor, (“Investor”), pursuant to which a Convertible Promissory Note (“Note”) dated December 27, 2022, was made to the Investor in the aggregate principal amount of $64,250. The Note was funded on December 27, 2022, in the amount of $60,000. The majority of the proceeds were used to pay the Company’s auditor on a timely basis. The Note bears interest at a rate of 12% per annum (22% upon the occurrence of an event of a default) and all outstanding principal and accrued and unpaid interest is due on June 27, 2024.

The Company has the right to prepay the Note (principal and accrued interest) at any time during the first six months the note is outstanding at the rate of 115% during the first 30 days after issuance, 120% during the 31st to 60th day after issuance, and 125% during the 61st to the 180th day after issuance. The Note may not be prepaid after the 180th day following the issuance date unless the Investor agrees to such repayment and such terms. The Investor may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 65% of the average of the three lowest closing bid prices of our common stock during the 10 trading days prior to the date of conversion. At no time may the Note be converted into shares of our common stock if such conversion would result in the Investor and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

The discussion herein regarding the SPA and Note is qualified in its entirety by reference to the SPA and Note attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Convertible Promissory Note, dated December 27, 2022, in favor of Investor
10.1	Securities Purchase Agreement, dated December 27, 2022, between C-Bond Systems, Inc. and Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: December 30, 2022	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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